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EXHIBIT 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-71895) and related Prospectus of CyberCash, Inc. for the registration of 2,301,586 shares of its common stock and to the incorporation by reference therein of our report dated February 27, 1998, with respect to the consolidated financial statements of ICVerify, Inc. included in CyberCash, Inc.'s Current Report on Form 8-K/A dated May 27, 1998, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California

March 24, 1999